Exhibit 99.1

SMART SAND, INC. ANNOUNCES NEW CAPITAL PROJECTS & ONGOING CONTRACT DISCUSSIONS

Oakdale Processing Capacity to Increase over 30% to 4.4 million Tons per Year

THE WOODLANDS, TX, January 30, 2017 – Smart Sand, Inc. (NASDAQ: SND) announced today that based on our assessment of increased demand for our products, particularly fine mesh sand, we have decided to increase the wet and dry plant processing capacity at our Oakdale facility in order to produce up to approximately 4.4 million tons of raw frac sand per year. We have also decided to expand rail and logistics infrastructure in Wisconsin to support this potential increase in customer demand. Additionally, we continue to evaluate other proposed projects and related expenditures, such as investments in transload facilities located in the shale operating basins, in light of customer demand and energy market trends. There can be no assurance, however, that all or any of these initiatives will be executed or that the results therefrom will be materially beneficial to our financial performance.

We are currently in discussions with certain existing and prospective customers in the pressure pumping and exploration and production industries to enter into long-term, take-or-pay agreements with minimum volume commitments, particularly for finer mesh sand. We also have experienced a recent increase in interest for recurring spot sales in the open market and have conducted some spot sales on a select basis. If we were to enter into any such long-term agreement or conduct additional spot sales, the additional volumes we sell could be material to our performance and prospects. We can provide no assurance, however, that we will be able to enter into any of these agreements or complete any such sales. Entry into the long-term contractual agreements is subject to, among other things, agreement on the purchase price for our frac sand and the negotiation and execution of definitive documentation, and entry into spot sales is subject to agreement on the terms of any such sale.

Forward-looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, the costs of being a publicly traded corporation, our anticipated financial flexibility and our capital programs.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to (i) large or multiple customer defaults, including defaults resulting from actual or potential insolvencies, (ii) the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil, natural gas, natural gas liquids and other hydrocarbons, (iii) changes in general economic and geopolitical conditions; (iv) competitive conditions in our industry, (v) changes in the long-term supply of and demand for oil and natural gas, (vi) actions taken by our customers, competitors and third-party operators, (vii) changes in the availability and cost of capital, (viii) our ability to successfully implement our business plan, (ix) our ability to complete growth projects on time and on budget, (x) the price and availability of debt and equity financing (including changes in interest rates), (xi) changes in our tax status, (xii) technological changes, (xiii) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, (xiv) the effects of existing and future laws and governmental regulations (or the interpretation thereof), (xv) failure to secure or maintain contracts with our largest customers or non-performance of any of those customers under the applicable contract, (xvi) the effects of future litigation, and such other factors discussed or referenced in the “Risk Factors” section of the prospectus (the “Prospectus”), filed with the U.S. Securities and Exchange Commission, relating to our recently completed IPO.

You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors” in the Prospectus, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. You should also carefully consider the statements under the heading “Forward-Looking Statements” in the Prospectus. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

About Smart Sand:

Smart Sand, Inc. is a pure-play, low-cost producer of high-quality Northern White raw frac sand, which is a preferred proppant used to enhance hydrocarbon recovery rates in the hydraulic fracturing of oil and natural gas wells. Northern White raw frac sand, which is found predominantly in Wisconsin and limited portions of Minnesota and Illinois, is highly valued by oil and natural gas producers as a preferred proppant due to its favorable physical characteristics.

Contact:

Lee Beckelman

Phone: (281) 231-2660

E-mail: lbeckelman@smartsand.com

Phil Cerniglia

Phone: (281) 231-2660

E-mail: pcerniglia@smartsand.com